                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): March 15, 2000

                               HEALTHCENTRAL.COM
                               -----------------

             (Exact name of registrant as specified in its charter)
             -----------------------------------------------------

        Delaware                   000-27567                 94-3250851
------------------------     --------------------     ------------------------
 State of Incorporation       Commission File No.      IRS Employer ID Number


                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                             Emeryville, CA 94608
            -------------------------------------------------------
    Address, including zip code, of registrant's principal executive office

                                (510) 250-2500
               -------------------------------------------------
              Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS

     On March 16, 2000, HealthCentral.com (the "Company") announced that it had entered into an Agreement and Plan of Reorganization and Merger, dated as of March 15, 2000 (the "Merger Agreement"), by and among Vitamins.com, Inc. ("Vitamins.com"), HCC Acquisition Corp. ("Merger Sub") and the Company. Under the terms of the Merger Agreement, Merger Sub will merge with and into Vitamins.com, and Vitamins.com will become a wholly owned subsidiary of the Company (the "Merger").

     Under the terms of the Merger Agreement, the Company will issue approximately $103,500,000 of common stock in exchange for all of the capital stock of Vitamins.com. The Merger is subject to various conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the shareholders of the Company.

     A copy of the press release announcing the Merger is attached hereto as
Exhibit 99.1, and incorporated herein by reference in its entirety. A copy of the Merger Agreement is attached hereto as Exhibit 99.2, and incorporated herein by reference in its entirety.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

          (c)  Exhibits.


EXHIBIT       DESCRIPTION
-------       -----------
99.1          Press Release of HealthCentral.com dated March 16, 2000
              announcing the execution of the definitive merger agreement.

99.2 Agreement and Plan or Reorganization and Merger Among HealthCentral.com, HCC Acquisition Corp. and Vitamins.com, Inc., dated as of March 15, 2000.

     Pursuant to the Requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HealthCentral.com

                                             By: /s/ C. Fred Toney
                                                 ------------------

                                             Name:  C. Fred Toney
                                             Title: Executive Vice President
                                             and Chief Financial Officer

                                 Exhibit Index
                                 -------------

EXHIBIT       DESCRIPTION
-------       -----------

99.1 Press Release of HealthCentral.com dated March 16, 2000 announcing the execution of the definitive merger agreement.

99.2 Agreement and Plan of Reorganization and Merger Among HealthCentral.com, HCC Acquisition Corp. and Vitamins.com, Inc., dated as of March 15, 2000.